EXHIBIT 10.1

PROMISSORY NOTE AND SECURITY AGREEMENT
DATED JANUARY 28, 2008

PROMISSORY NOTE AND SECURITY AGREEMENT

Lakewood, Colorado
January 28, 2008

            FOR VALUE RECEIVED, V2K Window Fashions, Inc., a Colorado corporation (“Borrower”), hereby promises to pay to the order of Gordon E. Beckstead, Victor J. Yosha and R. J. Wittenbrink (the “Lenders”), at the address of Lenders set forth herein, the principal amount of ONE HUNDRED AND FIFTY THOUSAND DOLLARS ($150,000.00), with FIFTY THOUSAND DOLLARS ($50,000) payable to each Lender (the “Loan”), together with interest.  This Promissory Note (“Note”) has been executed by Borrower on the date set forth above (the “Effective Date”).

1.            Collateral.  As security for the obligations of the Note, the Borrower pledges and grants to Lenders a subordinate security position in Borrower’s accounts receivable.

2.            Interest.  The Loan shall bear interest from the Effective Date at the rate of two percent (2%) over the prime rate of interest as published in the Money Rate Table of the Western Edition of The Wall Street Journal and continuing until payment in full of the Loan. Interest is payable by the Borrower on a quarterly basis in arrears on the first business day of the month beginning April 1, 2008. Upon the occurrence of an Event of Default and for so long as such Event of Default continues, interest shall accrue on the outstanding Loan amount at the Default Interest Rate of sixteen percent (16%).

3.            Repayment.

3.1            Repayment of this Note shall commence upon the earlier of (a) Borrower or its parent company, V2K International, Inc., having obtained of debt or equity financing of at least $500,000.00; or (b) October 1, 2008.

3.2            If repayment commences pursuant to Section 3.1(a) above, the entire amount of the Note, shall be repaid from the proceeds of the financing within five (5) business days of receipt of financing proceeds.

3.3            If repayment commences pursuant to Section 3.1(b) above, then the interest rate shall be fixed at twelve percent (12%) per annum and the Borrower shall set aside and pay to Lenders collectively, three thousand dollars ($3,000.00) from the sale of each franchise, which payments shall be applied as set forth in Section 4 below. Borrower shall remit payments to Lenders pro rata in accordance with the outstanding principal amount owed to each Lender at least monthly, together with a statement identifying the franchises which have been sold. Within three (3) months after the end of Borrower’s fiscal year, Borrower shall provide each Lender with an accounting of all payments made during the completed fiscal year and a copy of Borrower’s audited financial statements for the most recently completed fiscal year.

4.            Application of Payments.

4.1            Except as otherwise expressly provided herein, payments under this Note shall be applied (i) first to the repayment of any sums incurred by Lenders for the payment of any expenses in enforcing the terms of this Note if an Event of Default shall have occurred, (ii) then to the payment of the Default Interest Rate, if applicable, (iii) then to the payment of the accrued and unpaid interest, and (iv) then to the reduction of the Loan.

4.2            Upon payment in full of the Loan and applicable accrued and unpaid interest thereon, this Note shall be marked “Paid in Full” and returned to Borrower.

5.            Waiver of Notice.  Borrower hereby waives diligence, notice, presentment, protest and notice of dishonor.

6.            Transfer.  This Note may be transferred by Lenders at any time, provided that such transfer complies with applicable securities laws.

7.            Events of Default.  The occurrence of any of following events (each an “Event of Default”), not cured in any applicable cure period, shall constitute an Event of Default of Borrower:

7.1            The failure to make when due any payment described in this Note whether on or after the Maturity Date, by acceleration or otherwise; and

7.2            A breach of any representation, warranty, covenant or other provision of this Note which, if capable of being cured, is not cured within ten (10) business days following notice thereof to the Borrower;

7.3            (i) The application for the appointment of a receiver or custodian for Borrower or the property of Borrower, (ii) the entry of an order for relief or the filing of a petition by or against Borrower under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against Borrower, or (iv) the insolvency of Borrower.

            7.4            Upon the occurrence of any Event of Default that is not cured within any applicable cure period, if any, Lenders may elect, by written notice delivered to Borrower, to take at any time any or all of the following actions: (i) declare this Note to be forthwith due and payable, whereupon the entire unpaid Loan, together with all accrued and unpaid interest thereon (including the Default Interest Rate), and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding, and (ii) exercise any and all other remedies provided hereunder or available at law or in equity.

8.            Miscellaneous.

8.1            Successors and Assigns.  Subject to the exceptions specifically set forth in this Note and the Loan Agreement, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and permitted assigns of the parties. This Note (or a portion hereof) may be assigned by Lenders without the consent of Borrower.

8.2            Loss or Mutilation of Note.  Upon receipt by Borrower of evidence satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to Borrower, Borrower shall execute and deliver to Lenders a new promissory note of like tenor and denomination as this Note.

8.3            Notices.  Any notice, demand, offer, request or other communication required or permitted to be given pursuant to the terms of this Note shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), or (iv) one business day after being deposited with an overnight courier service, and addressed to the recipient at the addresses set forth below unless another address is provided to the other party in writing.

If to Borrower, to:
V2K Window Fashions, Inc.
13949 West Colfax Avenue, Suite 250
Lakewood, CO 80401
Attn:                       Jerry Kukuchka
Fax:                       (303) 202-5201

if to Lenders, to:

Gordon E. Beckstead 6635 East Sage Lane Parker, CO 80138	Victor J. Yosha 7276 Orion Street Arvada, CO 80007	R. J. Wittenbrink 178 East 11th Avenue Broomfield, CO 80020

8.4            Governing Law.  This Note shall be governed in all respects by the laws of the State of Colorado as applied to agreements entered into and performed entirely within the State of Colorado by residents thereof, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

8.5            Waiver and Amendment.  Any term of this Note may be amended, waived or modified only with the written consent of Borrower and Lenders.

8.6            Remedies; Costs of Collection; Attorneys’ Fees.  No delay or omission by Lenders in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between Lender and the undersigned or any other person shall be deemed a waiver by Lenders of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Lenders or the exercise of any other right, remedy, power or privilege by Lenders. The rights and remedies of Lenders described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity. If an Event of Default occurs, Borrower agrees to pay, in addition to the Loan and interest payable thereon, reasonable attorneys’ fees and any other reasonable costs incurred by Lenders in connection with its pursuit of its remedies under this Note.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed on the Effective Date.

BORROWER:

V2K WINDOW FASHIONS, INC.

By:	/s/ Jerry Kukuchka
Jerry Kukuchka, Chief Financial Officer